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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT, made and entered into this 8th day of December, 1997, and effective as of the "Effective Date" as defined below, by and between BOYD BROS. TRANSPORTATION, INC., a Delaware corporation ("Boyd"), and STEVEN RUMSEY, an individual resident of Alabama ("Employee");


                              W I T N E S S E T H:

                  WHEREAS, Employee was a shareholder and a manager of Welborn Transport, Inc. ("Welborn"), an Alabama corporation that on this day has been acquired by Boyd by means of a merger of Welborn with and into W.T. Acquisition Corp., a wholly-owned subsidiary of Boyd;

                  WHEREAS, Boyd desires to employ Employee in a managerial capacity for the period of time set forth herein;


                  WHEREAS, Employee desires to enter into this Agreement with respect to Employee's employment upon the terms and conditions hereinafter set forth; and

                  WHEREAS, Employee, because of his managerial duties described herein, will directly and indirectly have access to manufacturing, marketing, pricing and other confidential information of Boyd, which, if exploited by the Employee in contravention of this Agreement, would seriously, adversely and irreparably affect the business of Boyd;

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Boyd and Employee agree as follows:

                  1. Term of Employment. Boyd hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions set forth in this Agreement. The term ("Term") of Employee's employment under this Agreement shall be for a period commencing from the date hereof (the "Effective Date") and terminating on the first anniversary of the Effective Date (the "Termination Date"), unless such employment is terminated or extended prior to the expiration of said period as hereinafter provided. Employee shall have the right to extend the Term for up to two (2) additional one year periods by providing notice to Boyd, in the case of the first such extension, within thirty
(30) days prior to the Termination Date and, in the case of the second such extension, within thirty (30) days prior to the anniversary of the Termination Date.




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                  2. Duties of Employee. Employee agrees, during the term of this Agreement, to devote his full professional and business-related time, skills and best efforts, in accordance with Boyd policies and procedures, to the performance of all reasonable duties as may be assigned to Employee from time to time by Boyd, which duties shall include acting as President of Welborn. Employee shall devote all of his full professional and business-related skills solely to the affairs of Boyd and shall not, during the term of this Agreement, unless otherwise agreed to in advance in writing by Boyd, engage in other employment or become self-employed in any other capacity during the term of this Agreement. Employee may engage in personal investment activities provided such activities do not interfere with Employee's performance of his full-time employment duties under this Agreement. Employer acknowledges that Employee owns an interest in (i) TWR, Inc., a garbage collection company, (ii) in Moorland Properties, LLC, a rental properties company and (iii) S&L Outdoor Advertising, Inc., an outdoor advertising company.

                  3. Compensation for Employment.

                           (a) Base Salary. In consideration of the employment
services to be rendered by Employee under this Agreement, Boyd shall pay or cause to be paid to Employee an initial base salary of $2,884.61 per week ($150,000.00 per year), payable at the times and in the installments consistent with Boyd payroll practices in effect from time to time, but in no event, less than on a monthly basis. The initial base salary may be increased by Boyd based upon growth of Boyd's business and other performance based objectives comparable to those used to review compensation of other management employees of Boyd.

                           (b) Bonus. In addition to the base salary payable to
Employee, Employee shall be eligible to receive an annual incentive bonus comparable to those bonus programs authorized from time to time by Boyd for management employees of Boyd and its subsidiaries.

                           (c) Expenses. Boyd shall reimburse Employee, in
accordance with Boyd standard policies and procedures, for reasonable travel and business related expenses incurred in the performance of his duties.

                  4. Fringe Benefits. Employee shall be entitled to participate in such fringe benefit programs as may be authorized and adopted from time to time by Boyd for employees who are similarly situated, which programs shall be comparable to such programs authorized from time to time by Boyd and shall include a car allowance of Seven Thousand Dollars ($7,000.00) per year; provided, however, that Employee must meet any and all eligibility provisions required under said programs. Boyd reserves the right to alter, modify or revoke such benefits at any time with or without notice.

                  5. Disability. Employee shall be entitled during the term of his employment to disability pay, if any, for an amount of time as is consistent with the policies established by Boyd for an employee of Employee's position.




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                  6. Death During Employment. If Employee dies while employed hereunder, Boyd shall pay to the estate of Employee the compensation which would otherwise be payable to Employee under Sections 3(a) and 3(c) hereof, up to the end of the month in which Employee's death occurs, and Boyd shall have no further obligation under Section 3 hereof whatsoever.

                  7. Termination of Employment.

                           (a) Employee and Boyd shall have the right to
terminate the employment relationship described herein at any time by mutual agreement in writing. In the event that Employee should be elected to Boyd's Board of Directors, termination of Employee's employment with Boyd for any reason shall automatically constitute Employee's immediate resignation from its Board of Directors.

                           (b) Boyd shall have the right to terminate the
employment relationship hereunder, and shall be under no further obligation hereunder (except as specifically provided in this Section 7(b)), for "Cause," as such term is defined below, by serving notice on Employee. In the event Employee is terminated for Cause, Employee shall be entitled to compensation and benefits, if any, only through the date of the notice of termination as described in this Section 7(b).

                           (c) Boyd shall have the right to terminate the
employment relationship hereunder and this Agreement without Cause by serving notice on Employee. In such event, Boyd shall be obligated to continue to pay Employee until the Termination Date those payments described in Section 3(a), and Boyd shall otherwise have no further obligation under this Agreement. In addition, ninety (90) days after the date of termination of Employee's employment with Boyd under this Section 7(c), Employee shall have the right to sell the shares of Boyd Common Stock owned by him without regard to the restrictions set forth in Section 4.5.2 of that certain Acquisition Agreement dated as of December 1, 1997 between Boyd, W.T. Acquisition Corp., Welborn Transport, Inc. and the Shareholders (as defined herein). Any sale of such shares will, however, remain subject to any limitations imposed by the Federal Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                           (d) For purposes of this Agreement, the term "Cause"
shall mean (i) conviction of a felony, misappropriation of any material funds or property of Boyd, commission of fraud or embezzlement with respect to Boyd, or any act or acts of dishonesty relating to Employee's employment by Boyd resulting or intended to result in direct or indirect personal gain or enrichment at the expense of Boyd; (ii) committing any breach of this Agreement or the Covenant Not to Compete dated the date hereof among Employee, Boyd and W.T. Acquisition Corp. (which breach is not cured by Employee within ten (10) days' notice of violation from Boyd); (iii) failing to perform his obligations under this Agreement due to alcoholism that makes Employee unable to perform the essential functions of his job and with respect to which Boyd is unable to provide accommodations without undue hardship; (iv) illicit drug use or any drug (other than alcohol) addiction; (v) committing any material act or omission of a material act involving willful




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malfeasance or gross negligence in the performance of Employee's duties under this Agreement; (vi) deviating from the written policies or directives of Boyd, provided the same policies and directives are applied consistently to all management of Boyd, if Employee fails to cure such deviation within ten (10) days after written notice to Employee; (vii) material failure by the Employee to perform his duties hereunder or other reasonable directions from the Board of Directors of Boyd, if Employee fails to cure such failure within ten (10) days after written notice to Employee; or (viii) Boyd's reasonable dissatisfaction with the quality of Employee's performance which continues after Boyd has notified the Employee of such dissatisfaction setting forth obtainable objectives to correct such dissatisfaction and has given the Employee a reasonable time to obtain such objectives.

                  8. Noncompetition. Employee covenants and agrees that during the Restricted Period, Employee will not, within the territories listed on Exhibit A attached hereto, directly or indirectly, compete with Boyd by carrying on a business which is substantially similar to the Business (as defined in Section 11). "Restricted Period," for purposes of this Section 8, shall mean that period commencing with the date of this Agreement and ending on the earlier of (i) five years from the date of this Agreement and (ii) two years from the date of termination of Employee's employment with Boyd.

                  9. Definition of "Compete." For the purposes of this Agreement, the term "compete" shall mean with respect to the Business: (i) managing, supervising, or otherwise participating in a management or supervisory capacity in flatbed truckload carrier for hire operations (ii) calling on, soliciting, taking away, accepting as a customer or attempting to call on, solicit, take away or accept as a customer any individual, partnership, corporation, limited liability company or association that is or was a customer of Boyd during the twelve calendar month period immediately preceding such act with whom the Employee had contact, either directly or indirectly in Employee's managerial capacity, (iii) soliciting, taking away or attempting to solicit or take away any employee of the Business, either on the Employee's behalf or on behalf of any other person or entity, who was an employee of the Business during the twelve calendar month period immediately preceding such act, or (iv) entering into or attempting to enter into any business substantially similar to the Business, either alone or with any individual, partnership, corporation, limited liability company or association.

                  10. Direct or Indirect Competition. For the purposes of this Agreement, the words "directly or indirectly" as used herein shall mean (i) acting as an agent, representative, consultant, officer, director, member, independent contractor, or employee of any entity or enterprise which is competing with the Business, (ii) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, member, creditor or stockholder (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market), and (iii) communicating to any such competing entity or enterprise the names or addresses or any other information concerning any past, present, or identified prospective customer of Boyd.





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                  11. Business. For purposes of this Agreement, the term
"Business" shall mean the operations of Welborn conducted immediately prior to the date hereof relating to flatbed truckload carrier for hire operations.

                  12. Confidential Data. Employee further agrees that, for a period of five (5) years following the Effective Date, Employee will keep confidential and not directly or indirectly divulge to anyone nor use or otherwise appropriate for Employee's own benefit, any pricing information, marketing information, sales technique of Boyd any other of the following confidential information or documents of or relating to Boyd: confidential records, client and customer lists, information about client requirements, terms of contracts with clients and customers, and planning and financial information of Boyd (hereinafter referred to as the "Confidential Data"). Employee hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Data recited herein are in addition to, and not in lieu of, any rights or remedies which Boyd may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Boyd of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

                  Notwithstanding the foregoing, the term "Confidential Data" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by you or your representatives in breach of this Agreement), (ii) was available to you on a nonconfidential basis from a source other than Boyd or its directors, officers, employees, agents or advisors, or (iii) has been independently acquired or developed by you without violating any of your obligations under this agreement.

                  In the event that you or any of your representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, any similar process or otherwise) to disclose any of the Confidential Data, you shall provide Boyd with prompt prior written notice of such requirement so that Boyd may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this agreement. In the event that such protective order or other remedy is not obtained, or that Boyd waives compliance with the provisions hereof, you agree to furnish only that portion of the Confidential Data which is required to be disclosed in the written opinion of your counsel, and to use reasonable efforts to obtain confidential treatment of such of the disclosed information which Boyd so designates.

                  13. Non-Solicitation of Employees of Boyd. Employee covenants that during the periods for which Employee is entitled to compensation or other payment hereunder and until the earlier of (i) the expiration of the two year period immediately following the last of such periods and (ii) five years from the date of execution of this Agreement, Employee will neither directly nor indirectly induce or attempt to induce any employee of Boyd to terminate his or her employment to go to work for any other employer.





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                  14. Property of Boyd. Employee acknowledges that from time to time in the course of providing services pursuant to this Agreement, Employee will have the opportunity to inspect and use certain property, both tangible and intangible, of Boyd, and Employee hereby agrees that said property shall remain the exclusive property of Boyd and that Employee shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, Boyd's customer and supplier lists, contract forms, books of account, computer programs and similar property.

                  15. Equitable Relief. Employee acknowledges that the services to be rendered by Employee are of a special, unique, unusual, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated in damages in an action at law and that a breach by Employee of any of the provisions contained in this Agreement will cause Boyd irreparable injury and damage. Employee further acknowledges that Employee possesses unique skills, knowledge and ability and that any material breach of the provisions of this Agreement would be extremely detrimental to Boyd. By reason thereof, Employee agrees that Boyd shall be entitled, in addition to any of the remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by Employee; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach.

                  16. Successors Bound; Assignability. This Agreement shall be binding upon Employee, Boyd and their successors in interest, including without limitation, any corporation into which Boyd may be merged or by which it or all or any substantial portion of its assets or business may be acquired. This Agreement is nonassignable except that the rights, duties and obligations of Boyd under this Agreement may be assigned to any affiliate of it and to any acquiror of the business conducted by Boyd, in the event Boyd is merged, liquidated, acquired or sells substantially all of the assets used in such business.

                  17. Severability. In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence, or other portion thereof shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

                  18. Entire Agreement. Except for the Covenant Not to Compete dated the date hereof between Boyd, Employee and [Boyd Sub] (the "Covenant Not to Compete"), this Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all other agreements relating to the subject matter hereof, including any previous employment agreement. There are no agreements, understandings, specific restrictions, warranties or representations relating to said subject matter between the parties other than those set forth herein




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or herein provided. The parties agree that the covenants set forth in this
Agreement are in addition to, and not in limitation of, the covenants set forth in the Covenant Not to Compete.

                  19. Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original, and all of which shall evidence one and the same Agreement.

                  20. Amendment and Modification. This Agreement may only be amended, modified or terminated prior to the end of its term by the mutual written agreement of the parties.

                  21. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.






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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                      BOYD BROS. TRANSPORTATION INC.
                                      "Boyd"


                                      By:
                                          --------------------------------------

                                      Name:
                                            ------------------------------------

                                      Title:
                                             -----------------------------------


                                       STEVE RUMSEY

                                      "Employee"

                                      ------------------------------------------

                                      Printed Name:
                                                    ----------------------------











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                                                                       EXHIBIT A


                            LIST STATES IN WHICH BOYD
                        IS PRESENTLY CONDUCTING BUSINESS


                Louisiana                                Michigan
                Mississippi                              Virginia
                Alabama                                  West Virginia
                Georgia                                  Pennsylvania
                Florida                                  New York
                South Carolina                           Maryland
                North Carolina                           District of Columbia
                Tennessee                                Vermont
                Kentucky                                 New Hampshire
                Illinois                                 Maine
                Indiana                                  Massachusetts
                Ohio                                     Connecticut
                Wisconsin                                Rhode Island






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